UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 25, 2016

Date of Earliest Event Reported: August 22, 2016

000-55218
(Commission file number)

Trxade Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-3673928
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1115 Gunn Hwy.
Suite 202
Odessa, FL 33556
(Address of principal executive offices)

800-261-0281
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 22, 2016, the Company held an Annual Meeting of the Shareholders of Trxade Group, Inc. a Delaware corporation (the “Company”).  At the Annual Meeting, Fernando V. Sanchez, who had served on the Board of Directors, the Chairman of the Audit Committee, and the Chairman of the Audit Committee of since March 17, 2015, ended his term on the Board on those committees, as he did not stand for re-election for personal reasons. The Board expressed its thanks to Mr. Sanchez for his service on the Board.

At the Annual Meeting, as described in the Company’s recent Schedule 14-C Information Statement, filed on August 3, 2016 with the Securities and Exchange Commission, Mr. Michael L. Peterson was nominated and elected to the hold the seat held by Mr. Sanchez.  Mr. Peterson was further elected as the Chairman of the Audit Committee and the Compensation Committee of the Board of Directors of the Company.

Mr. Peterson currently serves as the President and CEO of Pedevco Corp (PED), a public company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale operations in the US.  Mr. Peterson assumed the role of CEO in May 2016 after having served as CFO between July 2012 and May 2016, and as Executive Vice President from its acquisition of Pacific Energy Development (Pedevco’s predecessor) from July 2012 to October 2014, and its President since October 2014. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of its board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of Pacific Energy Development, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (AMTX), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008 (from December 2008 to July 2012). In addition, since February 2006, Mr. Peterson has served as founder and managing partner of California-based Pascal Management, a manager of hedge and private equity investments, which we believe requires only an immaterial amount of Mr. Peterson’s time and does not conflict with his roles or responsibilities with us. From 2005 to 2006, Mr. Peterson served as a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high net worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President with the responsibility for a team of professionals that advised and managed over $7 billion in assets. Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

Mr. Peterson shall be eligible to receive equity and cash compensation in accordance with Trxade’s previously adopted compensation arrangements for non-employee directors, including: $500 for each board attended, and options to purchase 100,000 shares of Common Stock, vesting over four years and exercisable at the fair market value on the grant date.  The Company has also entered into an indemnification agreement with Mr. Peterson, in the form attached hereto as Exhibit 10.1.

ITEM 8.01 OTHER EVENTS.

On August 24, 2016, Trxade issued a press release announcing Mr. Peterson’s election to the Board. A copy of this press release is incorporated herein by reference as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Exhibit Description

10.1	Indemnification Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trxade Group, Inc.

By:

/s/ Suren Ajjarapu

Suren Ajjarapu, Chief Executive Officer

Date: August 25, 2016

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